EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (No. 333-115613) of our report dated March 19, 2004, relating to the consolidated financial statements of Genius Products, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus of Genius Products, Inc.

/s/ Cacciamatta Accountancy Corporation
Irvine, California
June 30, 2006